UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Branca Road
East Rutherford, NJ 07073

(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 2, 2015, MamaMancini’s Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Meeting”).

As of August 11, 2015, the record date for the Meeting, there were 26,151,533 shares of the Company’s common stock entitled to vote.

At the Meeting, the shareholders voted on the following four proposals and cast their votes as follows:

1. To elect Directors, the seven (7) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including Carl Wolf, Matthew Brown, Steven Burns, Alfred D’Agostino, Thomas Toto, Dan Altobello and Dean Janeway.

	FOR	WITHHELD
Carl Wolf	13,937,464	30,991
Matthew Brown	13,937,464	30,991
Steven Burns	13,937,464	31,091
Alfred D’Agostino	13,937,464	30,991
Thomas Toto	13,937,464	31,091
Dan Altobello	13,937,464	64,425
Dean Janeway	13,937,464	64,525

2. To ratify the appointment of RRBB Accountants & Advisors as the Company’s independent auditors for the fiscal year ending January 31, 2016.

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	13,913,139	55,316	0

3. To hold an advisory vote on the executive compensation:

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	13,934,949	29,491	4,015

4. To hold an advisory vote on the frequency of the advisory vote of executive compensation:

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
# of Shares Cast/Voted	227,577	13,346,674	392,204	2,000

Accordingly, the proposals 1-3 were approved and the proposal 4 was voted for “Two Year” frequency.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: September 8, 2015	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer